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                                                                    EXHIBIT 3.33

DECEMBER 1, 1972                                           VOLUME C-6, PAGE 1150

                                   CHARTER OF

                          MADISON EMERGENCY GROUP, P.C.

         The undersigned natural person having capacity to contract and acting as the incorporator of a Tennessee Professional Corporation organized under the Tennessee Professional Corporation Act, adopts the following charter for such corporation:

         ARTICLE ONE: The name of the corporation is MADISON EMERGENCY GROUP,
P.C.

         ARTICLE TWO: Term of Existence. This Corporation is to exist perpetually unless dissolved in the manner prescribed by law.

         ARTICLE THREE: The address of the principal office of the Corporation is:

                  Madison Emergency Group, P.C.
                  Box 3
                  Nashville Memorial Hospital
                  612 West Due West Avenue
                  Madison, Tennessee  37115          in the county of Davidson.

         ARTICLE FOUR: The Professional Corporation is for profit, and is formed to practice the profession of medicine, as set forth in Article Five.

         ARTICLE FIVE: The Professional Corporation elects to be governed by the provisions of the Tennessee Corporation Act. The general nature of the business to be transacted by this Professional Corporation is:

         The practice of medicine by a graduate physician or physicians licensed to practice in the State of Tennessee, the furnishing of related clinical services and the lease and purchase of such real and personal property as is necessary for the rendering of its practice.

         The contract of debts, borrow money, issue and sell or pledge bonds, notes or other evidences of indebtedness and to execute such mortgages, transfers of corporate property or other instruments to secure the payment of Corporation indebtedness as required.

         The investment of funds in real estate, mortgages, stocks and bonds, or any other type of investments, but only if such investments further the principal business of the Corporation.

         To purchase by the Corporation, the assets of, merger or consolidation with any other professional corporation engaged in the same character of business.

         The redemption, purchase, retention, sale or transfer of its capital stock.

         The creation of employee benefit plans and trusts incidental thereto.
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         ARTICLE SIX: The maximum number of shares which the Corporation shall have the authority to issue is One Thousand (1,000) shares with no par value.

         ARTICLE SEVEN: The Professional Corporation will not commence business until consideration of at least One Thousand ($1,000.00) Dollars has been received for the issuance of shares.

         ARTICLE EIGHT: The Professional Corporation shall be governed by a Board of Directors the number of which is to be fixed in the By-Laws adopted for the Professional Corporation. If the By-Laws allow the Board to change the number of Directors, it shall be done by a majority vote by such Board. However, no decrease in the number of Directors shall shorten the term of any incumbent Director. The sole member or a majority of the members of the Board shall be licensed to practice medicine in the State of Tennessee. However, if the Board includes persons not so licensed, the By-Laws must direct the Board to create a standing committee of licensed members and vest the responsibility for decisions relating wholly to professional considerations in such committee.

         ARTICLE NINE: Ownership of capital shares. No shares of this Professional Corporation shall be issued to, held by or transferred to anyone other than an individual who is a graduate physician licensed to practice in the State of Tennessee, and who, unless disabled, is actively engaged in such practice, and each certificate shall be appropriately endorsed disclosing this restriction.

         ARTICLE TEN: Amendment. This Charter may be amended in the manner provided by Section 48-302 of the Tennessee General Corporation Act.

         ARTICLE ELEVEN: By-Laws. The Board of Directors are hereby given the power to adopt the By-Laws necessary to conduct orderly and proper functions of the Professional Corporation as provided by law.

         ARTICLE TWELVE: In the event a shareholder dies or retires, his shares in the Professional Corporation shall be either redeemed or cancelled by the Professional Corporation or transferred to a person or persons authorized to hold the shares within six (6) months after the date of death or retirement, and the shares held by a shareholder who becomes legally disqualified from practicing the profession for which the Professional Corporation is organized shall be so redeemed, cancelled or transferred within ninety (90) days after the disqualification becomes final. The Board of Directors are directed to adopt By-Laws providing the procedure for the


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redemption or transfer of such shares in the event a shareholder becomes disqualified, retires or dies.

         I, the undersigned incorporator, apply to the State of Tennessee by virtue of the laws of such state for filing of the foregoing Charter, with the Secretary of State, this 1st day of December, 1972.

                                                     /s/ H. Stennis Little
                                                     H. Stennis Little, Jr.


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                              ARTICLES OF AMENDMENT
                                 TO THE CHARTER

                                       OF

                MADISON EMERGENCY GROUP, PROFESSIONAL CORPORATION

                  Pursuant to the provisions of Section 48-303 of the Tennessee General Corporation Act, the undersigned corporation adopts the following Articles of Amendment to its Charter:

                  1. The name of the corporation is Madison Emergency Group, Professional Corporation.

                  2.       The Amendment adopted is:

                           Article One of the Charter
                           is deleted and the following is inserted:

                           ARTICLE ONE:  The name of
                           the corporation is MADISON
                           EMERGENCY PHYSICIANS, P.C.

                  3. The Amendment was duly adopted by the unanimous written consent of all persons entitled to vote on the issue of amending the Charter.

                  4. The Amendment will become effective when these Articles are filed by the Secretary of State.

                  Dated this 27th day of December, 1979.

                                     MADISON EMERGENCY GROUP, P.C.

                                     BY: /s/ Hill
                                        ______________________________
                                                       PRESIDENT

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                              ARTICLES OF AMENDMENT
                                TO THE CHARTER OF

                       MADISON EMERGENCY PHYSICIANS, P.C.

                  Pursuant to Section 48-20-106, T.C.A., the following is hereby submitted:

                  1. The name of the Corporation is Madison Emergency Physicians, P.C.

                  2.       The text of the amendment adopted is as follows:

         Article One of the Charter is hereby deleted in its entirety. In its place, the following is hereby inserted:

                  The name of the Corporation is Emergicare Management, Incorporated.

                  3. The amendment does not provide for an exchange, reclassification or cancellation of issued shares.

                  4.       The date of the above amendment's adoption was
                           ________________.

                  5. The amendment was duly adopted by action of the shareholders.

                                     MADISON EMERGENCY PHYSICIANS, P.C.

                                     BY:_________________________________

                                     Printed Name:  Warren T. Hill

                                     Title:  President

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             APPLICATION FOR REGISTRATION OF ASSUMED CORPORATE NAME

         Pursuant to the provisions of Section 48-14-101(d) of the Tennessee Business Corporation Act or Section 48-54-101(d) of the Tennessee Nonprofit Corporation Act, the undersigned corporation hereby submits this application:

         1. The true name of the corporation is Emergicare Management, Incorporated.

         2 .      The state or country of incorporation is Tennessee.

         3. The corporation intends to transact business in Tennessee under an assumed corporate name.

         4.       The corporation is for profit.

[NOTE:  Please strike the sentence which does not apply to this corporation.]

         5. The assumed corporate name the corporation proposes to use is Emergicare. [NOTE: The assumed corporate name must meet the requirements of
Section 48-14-101 of the Tennessee Business Corporation Act or Section 48-54-101 of the Tennessee Nonprofit Corporation Act.]

December 28, 1989
-----------------------------              Emergicare Management, Incorporated
Signature Date                             Name of Corporation


President                                  /s/ Warren T. Hill
-----------------------------              -------------------------------------
Signer's Capacity                          Signature

                                           Warren T. Hill
                                           -------------------------------------
                                           Name (typed or printed)


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               CHANGE OF REGISTERED AGENT/OFFICE (BY CORPORATION)

         Pursuant to the provisions of Section 48-15-102 or 48-25-108 of the Tennessee Business Corporation Act or Section 48-65-102 or 48-65-108 of the Tennessee Nonprofit Corporation Act, the undersigned corporation hereby submits this application:

         1. The name of the corporation is Emergicare Management, Incorporated.

         2. The street address of its current registered office is 211 Printers Alley Building, Nashville, Tennessee 37201.

         3. If the current registered office is to be changed, the street address of the new registered office, the zip code of such office, and the county in which said office is located is 223 Madison Street, Madison, Davidson County, Tennessee 37115.

         4.       The name of the current registered agent is Casey Moreland.

         5. If the current registered agent is to be changed, the name of the new registered agent is Warren T. Hill.

         6. After the change(s), the street addresses of the registered office and the business office of the registered agent will be identical.

December 28, 1989                           Emergicare Management, Incorporated
----------------------------                -----------------------------------
Signature Date                              Name of Corporation

President                                   /s/ Warren T. Hill
----------------------------                -----------------------------------
Signer's Capacity                           Signature

                                            Warren T. Hill
                                            -----------------------------------
                                            Name (typed or printed)

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                          AMENDED AND RESTATED CHARTER

                                       OF

                       EMERGICARE MANAGEMENT, INCORPORATED

To the Secretary of State of the State of Tennessee:

         Pursuant to the provisions of Section 48-20-107 of the Tennessee Business Corporation Act, as amended, the undersigned corporation adopts the following amended and restated charter:

A. The name of the corporation is Emergicare Management, Incorporated. The corporation is for profit.

B.       The text of the charter of the corporation is restated as follows:

         1. The name of the corporation is Emergicare Management, Incorporated.

         2. The street address, zip code and county of the registered agent of the corporation is 1716 Clinch Avenue, Knoxville, Knox County, Tennessee 37916.

         3.       The name of the registered agent of the corporation is Dale
                  Amburn.

         4. The street address and zip code of the principal office of the corporation is 1900 Winston Road, Third Floor, Knoxville, Tennessee 37919.

         5.       The corporation is for profit.

         6. The maximum number of shares which the corporation shall have the authority to issue shall be 1,000 shares of common stock, having no par value.

         7. The corporation is organized under the Tennessee Business Corporation Act and is not subject to the provisions of the Tennessee Professional Corporation Act.

C. The corporation certifies that the restatement contains an amendment to the charter of the corporation requiring shareholder approval.

D. The corporation further certifies that the restatement was duly adopted by the shareholders and the board of directors of the corporation.



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E.       This amended and restated charter is to be effective upon filing by the
         Secretary of State.

         DATED:  February 28, 1995

                                                   EMERGICARE MANAGEMENT,
                                                   INCORPORATED

                                                        /s/ Warren T. Hill
                                                        -------------------
                                                   By:  Warren T. Hill M.D.
                                                   Capacity:  President

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